EXHIBIT 99.1

For Immediate Release	September 26, 2007
Contact: Greg Gordon
219-836-5870

American Savings Announces the Appointment of Steven A. Bohn as New CFO

Munster, IN. American Savings, FSB, a local bank serving the community for over 95 years (the “Bank”), announces the appointment of Steven A. Bohn as Vice President and Chief Financial Officer.

Mr. Bohn served as Vice President and Chief Financial Officer of HFS Bank FSB for over 17 years and for the past year served as Vice President and Controller of First National Bank of Illinois.

Michael Mellon, who was previously appointed as the temporary Chief Financial Officer for the Bank, will resume in his capacity as Executive Vice President.

Founded in 1910, the Bank today still operates under the same family leadership, currently under President and CEO Clement “Skip” Knapp, Jr. The Bank operates three branches in Munster, Hammond and Dyer, and offers a full line of consumer and business financial products. The Bank is the wholly owned subsidiary of AMB Financial Corporation (OTC BB: AMFC).